EXHIBIT 10.7

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED AGREEMENT entered into this 24th day of February, 2003, by and between First Federal Savings Bank (the "Bank") and Betty J. Long (the "Employee"), effective on the date hereof (the "Effective Date"). WHEREAS, the Employee has heretofore been employed by the Bank as its President and Chief Executive Officer and is experienced in all phases of the business of the Bank; and

     WHEREAS, the Board of Directors of the Bank believes it is in the best interests of the Bank to enter into this Agreement with the Employee in order to assure continuity of management of the Bank and to reinforce and encourage the continued attention and dedication of the Employee to her assigned duties; and

     WHEREAS, the parties desire by this writing to set forth the continuing employment relationship of the Bank and the Employee.

     NOW, THEREFORE, it is AGREED as follows:

     1. Employment. The Employee is employed as the President and Chief Executive Officer of the Bank. The Employee shall render such administrative and management services for the Bank as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Bank. The Employee's other duties shall be such as the Board of Directors (the "Board") of the Bank may from time to time reasonably direct, including normal duties as an officer of the Bank.

     2. Base Compensation. The Bank agrees to pay the Employee during the term of this Agreement a salary at the rate of $76,400 per annum, payable in cash not less frequently than monthly. The Board shall review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase her salary.

     3. Discretionary Bonuses. The Employee shall participate in an equitable manner with all other senior management employees of the Bank in discretionary bonuses that the Board may award from time to time to the Bank's senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.

     4. (a) Participation in Retirement, Medical and Other Plans. During the term of this Agreement, the Employee shall be eligible to participate in the following benefit plans: group hospitalization, disability, health, dental, sick leave, life insurance, travel and/or accident insurance, auto allowance/auto lease, retirement, pension, and/or other present or future qualified plans provided by the Bank, generally which benefits, taken as a whole, must be at least as favorable as those in effect on the Effective Date.

     (b) Employee Benefits; Expenses. The Employee shall be eligible to participate in any fringe benefits which are or may become available to the Bank's senior management employees, including for example: any stock option or incentive compensation plans, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses which she shall incur in connection with her services under this Agreement upon substantiation of such expenses in accordance with the policies of the Bank.

     5. Term. The Bank hereby employs the Employee, and the Employee hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending thirty-six months thereafter (or such earlier date as is determined in accordance with Section 9). Additionally, on each annual anniversary date from the Effective Date, the Employee's term of employment shall be extended for an additional one-year period beyond the then effective expiration date provided the Board determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards, and that this Agreement shall be extended. Only those members of the Board of Directors who have no personal interest in this Employment Agreement shall discuss and vote on the approval and subsequent review of this Agreement.

     6. Loyalty; Noncompetition.

          (a) During the period of her employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all her full business time, attention, skill, and efforts to the faithful performance of her duties hereunder; provided, however, from time to time, Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Bank or any of its subsidiaries or affiliates, or unfavorably affect the performance of Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of her employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Bank, or be gainfully employed in any other position or job other than as provided above.

          (b) Nothing contained in this Paragraph 6 shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Bank, or, solely as a passive or minority investor, in any business.

     7. Standards. The Employee shall perform her duties under this Agreement in accordance with such reasonable standards as the Board may establish from time to time. The Bank will provide Employee with the working facilities and staff customary for similar executives and necessary for her to perform her duties.

     8. Vacation and Sick Leave. At such reasonable times as the Board shall in its discretion permit, the Employee shall be entitled, without loss of pay, to absent herself voluntarily from the performance of her employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

          (a) The Employee shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management employees of the Bank.

          (b) The Employee shall not receive any additional compensation from the Bank on account of her failure to take a vacation or sick leave, and the Employee shall not accumulate unused vacation or sick leave from one fiscal year to the next, except in either case to the extent authorized by the Board.

          (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent herself voluntarily from the performance of her employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

          (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board.

     9.  Termination  and  Termination  Pay.  Subject to Section 11 hereof,  the
Employee's   employment   hereunder  may  be  terminated   under  the  following
circumstances:

          (a) Death. The Employee's employment under this Agreement shall terminate upon her death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which her death occurred.

          (b) Disability. (1) The Bank may terminate the Employee's employment after having established the Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Employee's ability to substantially perform her duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Bank's long-term disability plan (or, if the Bank has no such plan in effect, which impairs the Employee's ability to substantially perform her duties under this Agreement for a period of one hundred eighty (180)
consecutive days). The Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity, or (ii) any period of Disability which is prior to the Employee's termination of employment pursuant to this Section 9(b); provided that any benefits paid pursuant to the Bank's long term disability plan will continue as provided in such plan.

          (2) During any period that the Employee shall receive disability benefits and to the extent that the Employee shall be physically and mentally able to do so, she shall furnish such information, assistance and documents so as to assist in the continued ongoing business of the Bank and, if able, shall make herself available to the Bank to undertake reasonable assignments consistent with her prior position and her physical and mental health. The Bank shall pay all reasonable expenses incident to the performance of any assignment given to the Employee during the disability period.

          (c) Just Cause. The Board may, by written notice to the Employee, immediately terminate her employment at any time, for Just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Board, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, in the event of termination for Just Cause there shall be delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), such meeting and the opportunity to be heard to be held prior to, or as soon as reasonably practicable following, termination, but in no event later than 60 days following such termination, finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above in the second sentence of this Subsection (c) and specifying the particulars thereof in detail. If following such meeting the Employee is reinstated, she shall be entitled to receive back pay for the period following termination and continuing through reinstatement.

          (d) Without Just Cause; Constructive Discharge. (1) The Board may, by written notice to the Employee, immediately terminate her employment at any time for a reason other than Just Cause, in which event the Employee shall be entitled to receive the following compensation and benefits (unless such termination occurs within the time period set forth in Section 11(b) hereof in which event the benefits and compensation provided for in Section 11 shall apply): (i) the salary provided pursuant to Section 2 hereof, up to the date of termination of the term as provided in Section 5 hereof (including any renewal term) of this Agreement (the "Expiration Date"), plus said salary for an additional 12-month period, and (ii) at the Employee's election either (A) cash in an amount equal to the cost to the Employee of obtaining all health, life, disability and other benefits which the Employee would have been eligible to participate in through the Expiration Date based upon the benefit levels substantially equal to those that the Bank provided for the Employee at the date of termination of employment or (B) continued participation under such Bank benefit plans through the Expiration Date, but only to the extent the Employee continues to qualify for participation therein. All amounts payable to the Employee shall be paid, at the option of the Employee, either (I) in periodic payments through the Expiration Date, or (II) in one lump sum within ten (10) days of such termination.

          (2) The Employee may voluntarily terminate her employment under this Agreement, and the Employee shall thereupon be entitled to receive the compensation and benefits payable under Section 9(d)(1) hereof, within ninety
(90) days following the occurrence of any of the following events, which has not been consented to in advance by the Employee in writing (unless such voluntary termination occurs within the time period set forth in Section 11(b) hereof in which event the benefits and compensation provided for in Section 11 shall apply): (i) the requirement that the Employee move her personal residence, or perform her principal executive functions, more than thirty (30) miles from her primary office; (ii) a material reduction in the Employee's base compensation;
(iii) the failure by the Bank to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to her under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with her position as referenced at Section 1; (v) a failure to elect or reelect the Employee to the Board of Directors of the Bank; (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with her employment with the Bank; or (vii) a material reduction in the secretarial or other administrative support of the Employee.

          (3) Notwithstanding the foregoing, but only to the extent required under federal banking law, the amount payable under clause (d)(1)(i) hereof shall be reduced to the extent that on the date of the Employee's termination of employment, the present value of the benefits payable under clauses (d)(1)(i) and (ii) hereof exceeds the limitation on severance benefits that is set forth in Regulatory Bulletin 27a of the Office of Thrift Supervision, as in effect on the Effective Date. In the event that Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") becomes applicable to payments made under this
Section 9(d), and the payments exceed the "Maximum Amount" as defined in Section 11(a)(1) hereof, the payments shall be reduced as provided by Section 11(a)(2) of this Agreement.

          (e) Termination or Suspension Under Federal Law. (1) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

          (2) If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

          (3) All obligations under this Agreement shall terminate, except to the extent that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or her designee, at the time that the Director of the OTS, or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

          (4) If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

          (f) Voluntary Termination by Employee. Subject to Section 11 hereof, the Employee may voluntarily terminate employment with the Bank during the term of this Agreement, upon at least ninety (90) days' prior written notice to the Board of Directors, in which case the Employee shall receive only her compensation, vested rights and employee benefits up to the date of her termination (unless such termination occurs pursuant to Section 9(d)(2) hereof or within the time period set forth in Section 11(a) hereof in which event the benefits and compensation provided for in Sections 9(d) or 11, as applicable, shall apply).

     10. No Mitigation. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

     11. Change in Control.

          (a) Notwithstanding any provision herein to the contrary, if the Employee's employment under this Agreement is terminated by the Bank, without the Employee's prior written consent and for a reason other than Just Cause, in connection with or within twelve (12) months after any change in control of the Bank or Kentucky First Bancorp, Inc. (the "Company"), the Employee shall be paid an amount equal to the difference between -

               (i) the sum of -

                    I. the product of 2.99 times her "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder, and
                    II.  $150,000, and

     (ii) the sum of any other parachute payments (as defined under Section 280G(b)(2) of the Code) that the Employee receives on account of the change in control. Said sum shall be paid in one lump sum within ten (10) days of such termination. This paragraph would not apply to a termination of employment due to death, Disability or voluntary termination by the Employee.

     The term "change in control"  shall mean any one of the  following  events:
(1) the acquisition of ownership, holding or power to vote more than 25% of the Bank's or the Company's voting stock, (2) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors, (3) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), (4) the acquisition of control of the Bank or the Company within the meaning of 12 C.F.R. Part 574 or its applicable equivalent (except in the case of (1), (2), (3) and (4) hereof, ownership or control of the Bank by the Company itself shall not constitute a "change in control"), or (5) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Bank (the "Existing Board") (the "Continuing Directors") cease for any reason to constitute at least a majority thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least a majority of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

          (b) Notwithstanding any other provision of this Agreement to the contrary, the Employee may voluntarily terminate her employment under this Agreement within twelve (12) months following a change in control of the Bank or the Company, and the Employee shall thereupon be entitled to receive the payment described in Section 11(a) of this Agreement, upon the occurrence of any of the following events, or within ninety (90) days thereafter, which have not been consented to in advance by the Employee in writing: (i) the requirement that the Employee perform her principal executive functions more than thirty (30) miles from her primary office or more than thirty (30) miles from her personal residence as of the date of the change in control; (ii) a material reduction in the Employee's base compensation as in effect on the date of the change in control or as the same may be changed by mutual agreement from time to time;
(iii) the failure by the Bank to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be changed by mutual agreement from time to time, or with benefits substantially similar to those provided to her under any employee benefit in which the Employee is a participant at the time of the change in control, or the taking of any action which would materially reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by her at the time of the change in control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with her position as referenced at Section 1; (v) a failure to elect or reelect the Employee to the Board of the Bank or the Company, if the Employee is serving on these Boards on the date of the change in control; or (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with her employment with the Bank.

          (c) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.
Section 1828(k) and any regulations promulgated thereunder.

          (d) In the event that any dispute arises between the Employee and the Bank as to the terms or interpretation of this Agreement, including this Section 11, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this Section 11 or to defend against any action taken by the Bank, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall obtain a final judgment by a court of competent jurisdiction in favor of the Employee. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to the Bank written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Employee.

          (e) Notwithstanding any other provision of this Agreement to the contrary, the Employee may voluntarily terminate her employment for any reason within the 30-day period beginning on the date of the change in control and the Employee shall be entitled to receive the payment described in Section 11(a) of this Agreement.

          (f) If the Employee's employment is terminated under circumstances described in Section 11(a), (b) or (e) of this Agreement, and in consideration of the payments to be made to her thereunder, the Employee agrees as follows:

               (i) The parties recognize that the Employee's reputation and business and personal relationships are of significant benefit to the Bank. The parties further recognize that the Bank is in direct competition with certain banks and other similar institutions. Therefore, the Employee agrees that for a period of eighteen (18) months following her termination of employment she will not accept employment or serve in any capacity with any bank, savings bank or savings and loan association the deposits or accounts or shares of which are insured by the Federal Deposit Insurance Corporation or credit union the deposits or accounts or shares of which are insured by the National Credit Union Administration or any holding company for such bank, savings bank, savings and loan association or credit union or other entity controlling, controlled by or under common control with such financial institution at a principal place of employment within thirty (30) miles of any office of the Bank open to the public at the time of this Agreement.

               (ii) For a period of two (2) years following her termination of employment, the Employee will not solicit or induce any person who is an employee of the Bank, or any entity controlling, controlled by or under common control with the Bank, or any successor to either, or any person who was such within three months prior to her termination of employment, to become employed by any other person, firm or corporation or approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by other persons.

               (iii) The Employee acknowledges that during the course of her employment with the Company and the Bank she has and will continue to receive, obtain or become aware of, and will have acess to proprietary information, lists and records of customers and trade secrets which are the property of the Company or the Bank which are not known by competitors or generally by the public ("Proprietary Information") and recognizes that such Proprietary Information to be valuable and unique assets of the Company or the Bank, as the case may be. At all times following her termination of employment, the Employee agrees to hold the Proprietary Information in the strictest confidence and agrees not to use or disclose any Proprietary Information, directly or indirectly, at any time for any purpose, or to use for the Employee's benefit or the benefit of any person, firm, corporation or other entity (other than the Company or the Bank or an affiliate of or successor to either), any Proprietary Information, and to use Executive's best efforts to prevent such prohibited use or disclosure by any other persons.

               (iv)  The  Employee  hereby  acknowledges  that  her  duties  and responsibilities under this Section 11(f) are unique and extraordinary and that irreparable injury may result to the Company or the Bank or an affiliate of or successor to either in the event of a breach of the terms and conditions of this
Section  11(f),  which  may be  difficult  to  ascertain,  and that the award of damages would not be adequate relief to the Company or the Bank or affiliate or successor. The Employee therefore agrees that in the event of her breach of any of the terms or conditions of this Section 11(f), the
Company or the Bank or it successor shall have the right, without posting any bond or other security, to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which it may be entitled against the Employee. If at the time of the enforcement of any provision of this Section 11(f) a court shall hold that the period or scope of the provisions thereof are unreasonable under the circumstances then existing, the parties hereby agree that the maximum period or scope under the circumstances shall be substituted for the period or scope stated in such provision.

     12. Federal Income Tax Withholding. The Bank may withhold all Federal and State income or other taxes from any benefit payable under this Agreement as shall be required pursuant to any law or government regulation or ruling.

     13. Successors and Assigns.

          (a) Bank. This Agreement shall not be assignable by the Bank, provided that this Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank.

          (b) Employee. Since the Bank is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating her rights or duties hereunder without first obtaining the written consent of the Bank; provided, however, that nothing in this paragraph shall preclude (i) the Employee from designating a beneficiary to receive any benefit payable hereunder upon her death, or (ii) the executors, administrators, or other legal representatives of the Employee or her estate from assigning any rights hereunder to the person or persons entitled thereunto.

          (c) Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     14. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

     15. Applicable Law. Except to the extent preempted by Federal law, the laws of the Commonwealth of Kentucky shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

     16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     17. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.


ATTEST:                                           FIRST FEDERAL SAVINGS BANK


/s/ Kevin R. Tolle                            By: /s/ William D. Morris
------------------------------                   -------------------------------
Kevin R. Tolle, Secretary                        Its: Chairman of the Board



WITNESS:
                                                /s/ Betty J. Long
-------------------------                       --------------------------------
                                                Betty J. Long